Exhibit 10.2

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this "Agreement") is executed and effective this 4th day of February, 2010 (the "Effective Date"), by and between SILICON VALLEY BANK, a California corporation ("Bank") with its principal place of business of 3003 Tasman Drive, Santa Clara, California 95054 and SOCKET MOBILE, INC., a Delaware corporation ("Borrower") with a principal place of business of 39700 Eureka Drive, Newark, California 94560.

RECITALS

A. Bank and Borrower have entered into that certain (i) Second Amended and Restated Loan and Security Agreement dated as of December 24, 2008 (as the same may from time to time be amended, modified, supplemented or restated, the "Domestic Loan Agreement"), pursuant to which Bank has made available to Borrower, among other credit accommodations, a secured revolving credit facility in the original maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Revolving Loan") and (ii) Second Amended and Restated Export-Import Bank Loan and Security Agreement dated as of December 24, 2008 (as the same may from time to time be amended, modified, supplemented or restated, the "EXIM Loan Agreement" and collectively with the Domestic Loan Agreement, the "Loan Agreements"), pursuant to which Bank has made available to Borrower, among other credit accommodations, a secured EXIM revolving credit facility in the original maximum principal amount of One Million Dollars ($1,000,000) (the "EXIM Revolving Loan" and collectively with the Revolving Loan, the "Loans").

B. Borrower is currently in default of the Domestic Loan Agreement for failing to comply with the minimum revenue covenant as required pursuant to Section 6.6(b) for the quarter ended December 31, 2009. The Event of Default under the Domestic Loan Agreement creates an Event of Default under the EXIM Loan Agreement pursuant to Section 8.4 thereof. The foregoing Event of Default is hereinafter referred to as the "Existing Event of Default".

C. Borrower has requested that Bank forbear from exercising its rights and remedies under the Loan Agreements as a result of the Existing Event of Default during the Forbearance Period (as hereinafter defined).

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Incorporation by Reference; Acknowledgement of Recitals. Borrower acknowledges the recitals set forth herein and the description of the Existing Event of Default set forth above are true and correct statements of fact, are incorporated herein, and form a substantive part of this Agreement.

2. Definitions. Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Loan Agreements.

3. Acknowledgment of Indebtedness.

a. Borrower hereby acknowledges and agrees that as of February 1, 2010, the outstanding principal balance under the Revolving Loan is five hundred seventy one thousand seven hundred Dollars ($571,700), excluding all accrued and unpaid interest, fees and Bank Expenses and that such sum is due and owing without offset or defense.

b. Borrower hereby acknowledges and agrees that as of February 1, 2010, the outstanding principal balance under the EXIM Revolving Loan is two hundred thirty nine thousand three hundred Dollars ($239,300), excluding all accrued and unpaid interest, fees and Bank Expenses and that such sum is due and owing without offset or defense.

4. Ratification of Loan Documents and EXIM Loan Documents; Further Assurances.

a. Borrower acknowledges and agrees that each of the Loan Documents and EXIM Loan Documents remain in full force and effect in accordance with the original terms, except as expressly amended and modified by this Agreement and the Forbearance Documents (as hereinafter defined).

b. Borrower hereby ratifies, confirms, and reaffirms that the Obligations include, without limitation, the Loans, and any future modifications, amendments, substitutions or renewals thereof.

c. Borrower hereby agrees that this Agreement is the legal, valid and binding obligation of Borrower, enforceable against Borrower.

d. Borrower and Bank acknowledge that the Existing Event of Default is ongoing, existing and a continuing Event of Default under the Loan Agreements.

e. Borrower and Bank confirm that neither party has heretofore waived or modified, and has not agreed to waive or modify, any term of the Loan Documents or EXIM Loan Documents, and any actions that Borrower takes or fails to take (including the expenditure of any funds) is voluntary, informed and taken at its own risk.

f. Borrower shall, from and after the execution of this Agreement, execute and deliver to Bank whatever additional documents, instruments, and agreements that Bank may reasonably require in order to perfect the Collateral granted in the Loan Agreements more securely in Bank and to otherwise give effect to the terms and conditions of this Agreement.

5. Conditions Precedent. The effectiveness of this Agreement and the forbearance described herein is subject to the satisfaction of each of the following conditions precedent:

a. This Agreement and any Forbearance Document shall be executed by all parties and delivered to Bank; and

b. Borrower's payment of a non-refundable forbearance fee in an amount equal to Twenty Thousand Dollars ($20,000) and all legal fees and expenses of Bank shall have been paid in full, to the extent due in connection with the Existing Event of Default and the preparation, negotiation, execution and delivery of this Agreement and the Forbearance Documents. Borrower hereby authorizes Bank to debit the deposit account maintained by Borrower with Bank for all such amounts.

6. Forbearance Period. Subject to Borrower's strict compliance and performance with the terms of this Agreement and so long as no Event of Default (other than the Existing Event of Default) or Termination Event (as hereinafter defined) occurs, Bank will forbear from enforcing its rights and remedies under the Loan Documents and EXIM Loan Documents through March 24, 2010 (the "Forbearance Period"). Except as expressly provided herein, this Agreement does not constitute a waiver or release by Bank of any Obligations or of any Event of Default which may arise in the future after the Effective Date.

7. Termination. The Forbearance Period shall terminate automatically and without notice to Borrower upon the occurrence of a Termination Event.

8. Termination Events. The occurrence of any one or more of the following events shall constitute a termination event (hereinafter, a "Termination Event") under this Agreement:

a. The failure of the Borrower to cause the Bank's Obligations to repaid as and when required by the Loan Agreements, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE.

b. The filing of a petition for relief by or against Borrower under the United States Bankruptcy Code.

c. The failure of the Borrower to promptly, punctually, or faithfully perform any other term, condition, or covenant of this Agreement or any of the other documents executed and delivered in connection with this Agreement (the "Forbearance Documents") as and when due, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE.

d. The occurrence of any further default or Event of Default under any Loan Agreement, any other Loan Document or any Forbearance Document.

e. any recital, representation or warranty made herein, in any document Forbearance Document, or in any report, certificate, financial statement or other instrument or document previously, now or hereafter furnished by or on behalf of any Obligor in connection with this Agreement or any Forbearance Document, shall prove to have been false, incomplete or misleading in any material respect on the date as of which it was made; and

f. a material impairment in the perfection or priority of Bank's security interest in the Collateral occurs.

9. Rights Upon Termination. Upon the earlier of (i) the occurrence of any Termination Event or (ii) the expiration of the Forbearance Period, all of the Obligations shall, without notice or demand, become immediately due and payable in full and at the sole discretion of Bank and Bank shall be entitled to immediately pursue any and all remedies available under applicable law or pursuant to the Loan Documents and EXIM Loan Documents.

10. Representations of Borrower. Borrower warrants and represents to Bank as follows:

a. Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Bank or any past, present or future agent, attorney, legal representative, predecessor-in-interest, affiliate, successor, assign, employee, director or officer of Bank, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the terms or conditions of the Loan Documents or EXIM Loan Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with any of the Loan Documents or EXIM Loan Documents; TO THE EXTENT ANY SUCH DEFENSES, AFFIRMATIVE OR OTHERWISE, RIGHTS OF SETOFF, RIGHTS OF RECOUPMENT, CLAIMS, COUNTERCLAIMS, ACTIONS OR CAUSES OF ACTION EXIST OR EXTEND, SUCH DEFENSES, RIGHTS, CLAIMS, COUNTERCLAIMS, ACTIONS AND CAUSES OF ACTION ARE HEREBY FOREVER WAIVED, DISCHARGED AND RELEASED.

b. Borrower has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze and discuss all terms and conditions of this Agreement and all factual and legal matters relevant hereto with counsel freely and independently chosen by it. Borrower further acknowledges that it has actively and with full understanding participated in the negotiation of this Agreement after consultation and review with its counsel and that this Agreement has been negotiated, prepared and executed without fraud, duress, undue influence or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party to this Agreement.

c. As of the Effective Date, there are no proceedings or investigations pending or, so far as Borrower knows, threatened against it, before any court or arbitrator or any governmental, administrative or other judicial authority or agency.

d. There is no statute, rule, regulation, order or judgment, no charter, by-law or preference stock provision with respect Borrower, and no provision of any mortgage, indenture, contact or other Agreement binding on Borrower or any of its properties which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms or conditions of this Agreement.

e. Borrower has not voluntarily or involuntarily, granted any liens or security interests to any creditor not previously disclosed to Bank in writing on or before the Effective Date or taken any action or failed to take any action which could or would impair, change, jeopardize or otherwise adversely affect the priority, perfection, validity or enforceability of any liens or securing interests securing all or any portion of the Obligations or the priority or validity of Bank's claims with respect to the Obligations relative to any other creditor of Borrower.

f. Borrower has the full legal right, power and authority to enter into and perform its obligations under this Agreement and the Forbearance Documents, and the execution and delivery of this Agreement and the other Forbearance Documents by Borrower and the consummation by the Borrower of the transactions contemplated hereby and thereby and performance of their obligations hereunder and thereunder have been duly authorized by all appropriate action (corporate or otherwise).

g. This Agreement, each of the Loan Documents and each of the EXIM Loan Documents to which it is a party constitutes the valid, binding and enforceable Agreement of Borrower, enforceable against Borrower in accordance with the terms thereof.

11. Reimbursement of Costs and Expenses. Borrower shall reimburse Bank for any and all reasonable costs, expenses, and costs of collection (including attorneys' fees, expenses, audit fees, and appraisal fees) heretofore or hereafter incurred by Bank in connection with this Agreement and with the protection, preservation, and enforcement by Bank of its rights and remedies. Borrower hereby authorizes and directs Bank to debit Borrower's deposit account maintained at Bank for all such fees and expenses.

12. Non-Interference. From and after the expiration or termination of the Forbearance Period, Borrower agrees not to interfere with the exercise by Bank of any of its rights and remedies. Borrower further agrees that it shall not seek to distrain or otherwise hinder, delay, or impair Bank's efforts to realize upon the Collateral, or otherwise to enforce its rights and remedies pursuant to the Loan Documents and EXIM Loan Documents. The provisions of this Section 12 shall be specifically enforceable by Bank.

13. RELEASE OF CLAIMS. FOR AND IN CONSIDERATION OF BANK'S AGREEMENTS CONTAINED HEREIN, BORROWER, TOGETHER WITH ITS, SUCCESSORS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, "RELEASORS") HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES BANK AND EACH OF ITS RESPECTIVE PARENTS, DIVISIONS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS, AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, MANAGERS, PARTNERS, AGENTS, AND EMPLOYEES, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, HEIRS, AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, THE "RELEASED PARTIES") FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE EFFECTIVE DATE THAT ANY OF THE RELEASORS MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING DIRECTLY OR INDIRECTLY FROM THE LAWSUIT, ANY PRIOR OR EXISTING LOANS BETWEEN RELEASORS AND RELEASED PARTIES, ANY OF THE LOAN DOCUMENTS OR EXIM LOAN DOCUMENTS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE LOAN DOCUMENTS AND EXIM LOAN DOCUMENTS, AND/OR NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE. EACH OF THE RELEASORS WAIVES THE BENEFITS OF ANY LAW, WHICH MAY PROVIDE IN SUBSTANCE: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR." EACH OF THE RELEASORS UNDERSTANDS THAT THE FACTS WHICH IT BELIEVES TO BE TRUE AT THE TIME OF MAKING THE RELEASE PROVIDED FOR HEREIN MAY LATER TURN OUT TO BE DIFFERENT THAN IT NOW BELIEVES, AND THAT INFORMATION WHICH IS NOT NOW KNOWN OR SUSPECTED MAY LATER BE DISCOVERED. EACH OF THE RELEASORS ACCEPTS THIS POSSIBILITY, AND EACH OF THEM ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE DIFFERENT AND NEW INFORMATION BEING DISCOVERED; AND EACH OF THEM FURTHER AGREES THAT THE RELEASE PROVIDED FOR HEREIN SHALL IN ALL RESPECTS CONTINUE TO BE EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BECAUSE OF ANY DIFFERENCE IN SUCH FACTS OR ANY NEW INFORMATION.

14. Automatic Stay. Borrower agrees that upon the filing of any petition for relief by or against Borrower under the United States Bankruptcy Code, Bank shall be entitled to immediate and complete relief from the automatic stay, and Bank shall be permitted to proceed to protect and enforce its rights and remedies under state law. Borrower hereby expressly assents to any motion filed by Bank seeking relief from the automatic stay. Borrower further hereby expressly WAIVES the protections afforded under Section 362 of the United States Bankruptcy Code with respect to Bank.

15. JURY TRIAL. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY RELATED AGREEMENT OR (II) IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS EVIDENCED HEREBY OR THEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND BORROWER HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT BORROWER OR BANK MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure §644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

16. Power of Attorney. Borrower irrevocably appoints Bank as its lawful attorney to, after the expiration or termination of the Forbearance Period: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Accounts or drafts against Account Debtors, (iii) transfer the Collateral into the name of Bank or a third party as the Uniform Commercial Code in the State of California, as in effect from time to time, permits; and (iv) take such other actions as Bank deems necessary to carry out the intent of this Agreement and the Forbearance Documents. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether a default has occurred under this Agreement, any of the Loan Documents or any of the EXIM Loan Documents. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until the Obligations have been fully repaid and performed and Bank's obligation to provide any extension of credit to Borrower under the Loan Documents or EXIM Loan Documents have been terminated.

17. Entire Agreement. This Agreement shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Bank and its respective successors and assigns. This Agreement and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between Borrower and Bank, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between Borrower and Bank shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be Bank, then by a duly authorized officer thereof.

18. Construction of Agreement.

a. All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of California and are intended to take effect as sealed instruments.

b. The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Bank and the Borrower under this Agreement.

c. In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Bank and the Borrower, the provisions of this Agreement shall govern and control.

d. The Bank and the Borrower have prepared this Agreement and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Bank and the Borrower and shall not be construed against the Bank or the Borrower.

19. Illegality or Unenforceability. Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

20. Consistent Changes; Conflicts. The Loan Documents and EXIM Loan Documents are hereby amended wherever necessary to reflect the changes described above. To the extent any term or provision herein conflicts with any term or provision contained in any of the Loan Documents or any of the EXIM Loan Documents, the term or provision provided for herein shall control.

21. Continuing Validity. Borrower understands and agrees that in entering into this Agreement, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Loan Documents and EXIM Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents and EXIM Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Loan Agreements pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Loan Agreements. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Loan Documents and the EXIM Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this Section 21 apply not only to this Agreement, but also to all subsequent loan modification agreements.

22. No Waiver. This Agreement is not applicable to any Event of Default under any Loan Document whether arising before or after the Effective Date or as a result of the transactions contemplated hereby other than the Existing Event of Default.

23. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, successors, and permitted assigns of the parties.

24. Governing Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the terms of the laws of the State of California without regard to its conflicts of laws principles. If any provision of this Agreement is not enforceable, the remaining provisions of the Agreement shall be enforced in accordance with their terms. Borrower, and Bank represent and warrant to each other that each is duly authorized to execute and deliver this Agreement on their respective behalves.

25. Counterparts. This Agreement may be executed in two or more counterparts each of which shall constitute an original and all of which shall, when taken together, constitute one and the same agreement, notwithstanding that all parties may not have signed all counterparts of this Agreement.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties hereto have executed, or caused this Agreement to be executed by the respective officer or authorized signatory thereunto duly authorized, as of the date first written above.

Bank:

SILICON VALLEY BANK

By: /s/ Aman Johal
Name: Aman Johal
Title: Relationship Manager

Borrower:

SOCKET MOBILE, INC.

By: /s/ David W. Dunlap
Name: David W. Dunlap
Title: Chief Financial Officer